Exhibit 5.1

April 18, 2007

BankUnited Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

Ladies and Gentlemen:

We are acting as counsel to BankUnited Financial Corporation, a Florida corporation (the “Company”) with regard to the offering by the Company of debt securities, class A common stock, par value $0.01 per share, securities purchase contracts and securities purchase units (collectively, the “Securities”) from time to time. The Securities are being offered pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 18, 2007, and all amendments thereto (collectively, the “Registration Statement”), the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act of 1933, as amended. The Securities will be issued and delivered as described in the Registration Statement and the Prospectus.

We are familiar with the relevant documents and materials used in preparing the Registration Statement. Based on our review of such relevant documents and materials, and of such other documents and materials as we have deemed necessary and appropriate, we are of the following opinion:

(i) The debt securities, securities purchase contracts and securities purchase units have been duly authorized, executed and delivered by the Company and when issued and delivered in the manner described in the Registration Statement and applicable prospectus supplement will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(ii) The class A common stock, par value $0.01 per share, and the shares issuable from the securities purchase contracts and securities purchase units have been duly authorized and, when issued and delivered in the manner described in the prospectus supplement, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of our opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus that is incorporated by reference into and a part of the Registration Statement.

Very truly yours,

/s/ CAMNER, LIPSITZ AND POLLER
CAMNER, LIPSITZ AND POLLER PROFESSIONAL ASSOCIATION